UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 30, 2026, American Water Capital Corp. (“AWCC”), a wholly owned finance subsidiary of American Water Works Company, Inc. (“American Water”), agreed to sell $700 million aggregate principal amount of its 5.200% Senior Notes due 2036 (the “Notes”) pursuant to an underwriting agreement, dated March 30, 2026, by and among AWCC and American Water, and Wells Fargo Securities, LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein. The Notes have the benefit of a support agreement, dated June 22, 2000 and amended as of July 26, 2000, from American Water (the “Support Agreement”).

The Notes and the obligations of American Water represented by the Support Agreement were registered under the Securities Act, pursuant to a Registration Statement on Form S-3 (File Nos. 333-277166-01 and 333-277166). At the closing of this offering, on April 1, 2026, AWCC received, after deduction of underwriting discounts and before deduction of offering expenses, net proceeds of approximately $694.9 million. AWCC intends to use the net proceeds of the offering (1) to lend funds to American Water and its subsidiaries in its Regulated Businesses segment (which is comprised of utilities that provide water and wastewater services and are generally subject to regulation by state utility commissions or other entities engaged in utility regulation); (2) to repay commercial paper obligations of AWCC; and (3) for general corporate purposes.

The Notes were issued pursuant to the Indenture, dated as of December 4, 2009, by and between AWCC and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by an officers’ certificate establishing the terms of the Notes.

This Current Report on Form 8-K is being filed, in part, to report the closing of the offering of the Notes and to include, as exhibits, certain documents executed in connection with such registered public offering and sale.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description

1.1*	Underwriting Agreement, dated March 30, 2026, by and among AWCC, American Water, Wells Fargo Securities, LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC, and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

4.1*	Officers’ Certificate of AWCC, dated April 1, 2026, establishing the terms of the Notes.

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: April 1, 2026	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer

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